EXHIBIT A-2

KEYSPAN NEW ENGLAND, LLC

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

         THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT of KeySpan New England, LLC (the "Company") is made as of May __, 2002, by and between the persons identified as the Members and Managers on Schedule A and Schedule B, respectively, attached hereto (such persons and their respective successors in office or in interest being hereinafter referred to individually as a "Manager" or "Member" or collectively as the "Managers" or "Members").

         WHEREAS, the Company was formed as a limited liability company under the Massachusetts Limited Liability Company Act (as amended from time to time, the "Act") on May __, 2002; and

         WHEREAS, the Managers and the Members wish to set out fully their respective rights, obligations and duties regarding the Company and its assets and liabilities;

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:

ARTICLE I - Organization and Powers

       1.1.      Organization. The Company has been formed by the filing of its Certificate of Organization with the Massachusetts Secretary of State pursuant to the Act. The Certificate of Organization may be restated by the Managers as provided in the Act or amended by the Managers to change the address of the office of the Company in Massachusetts and the name and address of its resident agent in Massachusetts or to make corrections required by the Act. Other additions to or amendments of the Certificate of Organization shall be authorized by the Members as provided in Section 2.5. The Certificate of Organization, as so amended from time to time, is referred to herein as the “Certificate.” The Managers shall deliver a copy of the Certificate and any amendment thereto to any Member who so requests.

       1.2.      Purposes and Powers. The principal business activity and purpose of the Company (the “Business”) shall initially be to act as a holding company for its subsidiaries, which provide various energy-related and non-energy-related products and services, and to engage in any business related thereto or useful in connection with the foregoing. However, the business and purposes of the Company shall not be limited to its initial principal business activity and, unless the Members otherwise determine, the Company shall have authority to engage in any other lawful business, trade, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act and any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company, including without limitation the following powers:

                (a)      to conduct its business and operations in any state, territory or possession of the United States or in any foreign country or jurisdiction;

                (b)      to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

                (c)      to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

                (d)      to make contracts, including contracts of insurance, incur liabilities and give guaranties, whether or not such guaranties are in furtherance of the business and purposes of the Company, including without limitation guaranties of obligations of other persons who are interested in the Company or in whom the Company has an interest;

                (e)      to appoint one or more Managers of the Company, to employ officers, employees, agents and other persons, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel and to indemnify such personnel to the extent permitted by this Agreement and the Act;

                (f)      to make donations irrespective of benefit to the Company for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes; and

                (g)      to institute, prosecute and defend any legal action or arbitration proceeding involving the Company, and to pay, adjust, compromise, settle or refer to arbitration any claim by or against the Company or any of its assets.

          1.3.      Principal Place of Business. The principal office and place of business of the Company shall initially be One Beacon Street, Boston, Massachusetts 02108. After giving notice to the Members, the Managers may change the principal office or place of business of the Company at any time and may cause the Company to establish other offices or places of business.

          1.4.      Fiscal Year. The fiscal year of the Company shall end on December 31 in each year.

          1.5.      Qualification in Other Jurisdictions. The Managers shall cause the Company to be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation the appointment of agents for service of process in such jurisdictions.

ARTICLE II - Members

          2.1.      Members. The initial Members of the Company and their addresses shall be listed on Schedule A and such Schedule shall be amended from time to time by the Managers to reflect the withdrawal of Members or the admission of new or additional Members pursuant to this Agreement. Schedule A shall set forth the percentage interest which each Member holds in the profits and losses of the Company (the “Membership Interests”). The Members shall constitute a single class or group of Members of the Company for all purposes of the Act, unless otherwise explicitly provided herein. The Managers shall notify the Members of changes in Schedule A, which shall constitute the record list of the Members for all purposes of this Agreement.

          2.2.      Admission of New Members. Additional persons may be admitted to the Company as Members and may participate in the profits, losses, distributions, allocations and capital contributions of the Company upon such terms as are established by the Managers, which may include the establishment of classes or groups of one or more Members having different relative rights, powers and duties, or the right to vote as a separate class or group on specified matters, by amendment of this Agreement under Section 10.4. Existing Members shall have no preemptive or similar right to subscribe to the purchase of new membership interests in the Company.

          2.3.      Meetings of Members.

                (a)     Annual Meetings. An annual meeting of the Members shall be held within six months after the end of the Company’s fiscal year. The date and hour of such meeting shall be fixed by the Managers. The purposes for which the annual meeting is to be held may be specified by the Managers or the President. In the event that no date for the annual meeting is established or if no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

                (b)      Special Meetings. Special meetings of Members may be called for any proper purpose at any time by the Managers or by any Member owning at least 20% of the outstanding Membership Interests. The Managers or the Members calling the meeting shall determine the date, time and place of each meeting of Members, and written notice thereof shall be given by the Managers to each Member not less than seven days or more than 60 days prior to the date of the meeting. Notice shall be sent to Members of record on the date when the meeting is called. The business of each meeting of Members shall be limited to the purposes described in the notice. A written waiver of notice, executed before or after a meeting by a Member or its authorized attorney and delivered to the Managers, shall be deemed equivalent to notice of the meeting.

                (c)     Quorum. Persons holding a majority of the Membership Interests shall constitute a quorum for the transaction of any business at a meeting of Members. Members may attend a meeting in person or by proxy. Members may also participate in a meeting by means of conference telephone or similar communications equipment that permits all Members present to hear each other. If less than a quorum of the Members is present, the meeting may be adjourned by the chairman to a later date, time and place, and the meeting may be held as adjourned without further notice. When an adjourned meeting is reconvened, any business may be transacted that might have been transacted at the original meeting.

          2.4.      Action Without a Meeting. There is no requirement that the Members hold a meeting in order to take action on any matter. Any action required or permitted to be taken by the Members may be taken without a meeting if one or more written consents to such action shall be signed by Members who hold the Membership Interests in the Company required to approve the action being taken. Such written consents shall be delivered to the Managers at the principal office of the Company and unless otherwise specified shall be effective on the date when the first consent is so delivered. The Managers shall give prompt notice to all Members who did not consent to any action taken by written consent of Members without a meeting.

          2.5.      Voting Rights. Unless otherwise required by the Act or this Agreement, all actions, approvals and consents to be taken or given by the Members under the Act, this Agreement or otherwise shall require the affirmative vote or written consent of Members holding a majority of the Membership Interests.

          2.6.      Limitation of Liability of Members. Except as otherwise provided in the Act, no Member of the Company shall be obligated personally for any debt, obligation or liability of the Company or of any other Member, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the Company, and no Member shall be liable to the Company or any other Member for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any responsibility to restore any negative balance in its Capital Account (as defined in Section 6.1) or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Act or other applicable law; provided, however, that Members are responsible for their failure to make required Contributions under Section 6.2. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or Managers responsible for the liabilities of the Company.

          2.7.      Authority. Unless specifically authorized by the Managers, no Member that is not a Manager shall be an agent of the Company or have any right, power or authority to act for or to bind the Company or to undertake or assume any obligation or responsibility of the Company or of any other Member.

          2.8.      No Right to Withdraw. No Member shall have any right to resign or withdraw from the Company without the consent of the other Members or to receive any distribution or the repayment of its capital contribution except as provided in Section 7.2 and Article IX upon dissolution and liquidation of the Company. No Member shall have any right to have the fair value of its Membership Interest in the Company appraised and paid out upon the resignation or withdrawal of such Member or any other circumstances.

          2.9.      Rights to Information. The Managers shall keep or cause the Treasurer to keep complete and accurate books and records of the Company on the income tax method of reporting and otherwise in accordance with generally accepted accounting principles consistently applied, which shall be maintained and be available, in addition to any documents and information required to be furnished to the Members under the Act, at the office of the Company for examination and copying by any officer, Member or Manager, or his, her or its duly authorized representative, at its reasonable request and at its expense during ordinary business hours. A current list of the full name and last known address of each officer, Member and Manager; a copy of this Agreement and any amendments thereto; the Certificate, including all certificates of amendment thereto; and copies of the Company’s financial statements and federal, state and local income tax returns and reports, if any, for the three most recent fiscal years, shall be maintained at the registered office of the Company.

          2.10.      Reports. Within 120 days after the end of each fiscal year, the Managers shall, upon the request of any Member, cause to be prepared and sent to all Members a financial report of the Company, including a balance sheet and a profit and loss statement, and, if such profit and loss statement is not prepared on a cash basis, a statement of changes in financial position. Within 90 days after the end of each fiscal year, the Managers shall furnish (or cause to be furnished) to all Members with such information as may be needed to enable the Members to file their federal income tax returns and any required state income tax return. The cost of all such reporting shall be paid by the Company as a Company expense. Any Member may, at any time, at its own expense, cause an audit of the Company books to be made by a certified public accountant of its own selection. All expenses incurred by such accountant shall be borne by such Member.

ARTICLE III - Management

          3.1.      Managers. Steven L. Zelkowitz, Richard A. Rapp, Jr. and Chester R. Messer shall be the initial Managers of the Company. The names and addresses of the Managers shall be listed on Schedule B and such Schedule shall be amended from time to time by the Managers to reflect the resignation or removal of Managers or the appointment of new or additional Managers pursuant to this Agreement.

          3.2.      Term; Qualification. The number of Managers shall be fixed at the annual meeting of the Members and, except as provided in this Article III, the Managers shall be elected at such annual meeting and shall hold office until the next annual meeting and until their successors are elected and qualified. Each Manager shall devote such time to the business and affairs of the Company as is reasonably necessary for the performance of such Manager’s duties, but shall not be required to devote full time to the performance of such duties and may delegate its responsibilities as provided in Section 3.3. A Manager need not be a Member.

          3.3.      Powers and Duties of the Managers. The business and affairs of the Company shall be managed under the direction of the Managers, who shall have and may exercise on behalf of the Company all of its rights, powers, duties and responsibilities under Section 1.2 or as provided by law, including without limitation the right and authority:

                (a)     to manage the business and affairs of the Company and for this purpose to employ, retain or appoint any officers, employees, consultants, agents, brokers, professionals or other persons in any capacity for such compensation and on such terms as the Managers deem necessary or desirable and to delegate to such persons such of their duties and responsibilities as the Managers shall determine;

                (b)      to enter into, execute, deliver, acknowledge, make, modify, supplement or amend any documents or instruments in the name of the Company;

                (c)      to borrow money or otherwise obtain credit and other financial accommodations on behalf of the Company on a secured or unsecured basis as provided in Section 1.2(c), and to perform or cause to be performed all of the Company’s obligations in respect of its indebtedness and any mortgage, lien or security interest securing such indebtedness; and

                (d)     to make elections and prepare and file returns regarding any federal, state or local tax obligations of the Company.

Unless otherwise provided in this Agreement, any action taken by a Manager, and the signature of a Manager on any agreement, contract, instrument or other document on behalf of the Company, shall be sufficient to bind the Company and shall conclusively evidence the authority of that Manager and the Company with respect thereto.

          3.4.      [Intentionally Omitted]

          3.5.      Bank Accounts. The Managers or the Treasurer shall be responsible for causing one or more accounts to be maintained in a bank (or banks), which accounts shall be used for the payment of the expenditures incurred by the Managers and the officers in connection with the business of the Company, and in which shall be deposited any and all cash receipts of the Company. All deposits and funds not needed for the operations of the Company may be invested in such short-term investments as the Board of Managers may approve.

          3.6.      Reliance by Third Parties. Any person dealing with the Company, the Managers or any Member may rely upon a certificate signed by any Manager as to (i) the identity of any Manager or Member; (ii) any factual matters relevant to the affairs of the Company; (iii) the persons who are authorized to execute and deliver any document on behalf of the Company; or (iv) any action taken or omitted by the Company, the Managers or any Member.

          3.7.      Resignation and Removal. Any Manager may resign upon at least 30 days' notice to the Members and the other Managers (unless notice is waived by them). Any Manager may be removed at any time with or without cause by the Members.

          3.8.      Vacancies. A vacancy among the Managers may be filled by the remaining Managers by the election of a Manager to hold office until the next annual meeting of the Members and the Manager’s successor is elected and qualified. Any vacancy among the Managers may also be filled by the Members and the person so chosen shall displace any successor chosen by the remaining Managers.

          3.9.      Annual Meetings. Immediately after each annual meeting of Members, or the special meeting held in lieu thereof, and at the place thereof, if a majority of the Managers, thereby representing a quorum, are present there shall be a meeting of the Managers without notice; but if such quorum of the Managers is not present, or if present do not proceed immediately thereafter to hold a meeting of the Managers, the annual meeting of the Managers shall be called in the manner hereinafter provided with respect to the call of special meetings of the Managers.

          3.10.      Regular Meetings. Regular meetings of the Managers may be held at such times and places as shall from time to time be fixed by the Managers and no notice need be given of regular meetings held at times and places so fixed, provided, however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of Managers, or the special meeting held in lieu thereof, and that if at any meeting of the Managers, at which a resolution is adopted fixing the times or place or places for any regular meetings, any Manager is absent, no meeting shall be held pursuant to such resolution until either each such absent Manager has in writing or by electronic mail approved the resolution or seven days have elapsed after a copy of the resolution certified by the Secretary has been mailed, postage prepaid, addressed to each such absent Manager at such Manager’s last known home or business address.

          3.11.      Special Meetings and Action of Managers. Unless otherwise determined by the Members or Managers, all action to be taken by the Managers shall be taken by majority vote or written consent of a majority of the Managers then in office. There is no requirement that the Managers hold a meeting in order to take action on any matter. Meetings of the Managers may be called by the President or by any Manager. If action is to be taken at a meeting of the Managers, notice of the time, date and place of the meeting shall be given to each Manager by an officer or the Manager calling the meeting by personal delivery, telephone or facsimile sent to the business or home address of each Manager at least 24 hours in advance of the meeting, or by written notice mailed to each Manager at either such address at least 72 hours in advance of the meeting; however, no notice need be given to a Manager who waives notice before or after the meeting, or who attends the meeting without protesting at or before its commencement the inadequacy of notice to him or her. Managers may also attend a meeting in person or by proxy, and they may also participate in a meeting by means of conference telephone or similar communications equipment that permits all Managers present to hear each other. A chairman selected by the Managers shall preside at all meetings of the Managers. The chairman shall determine the order of business and the procedures to be followed at each meeting of the Managers.

          3.12.      Officers of the Company.

                (a)     Enumeration. The officers of the Company shall be a President, a Treasurer, a Secretary and such other officers as the Managers may elect or appoint (individually, an “Officer” and collectively, the “Officers”). An individual may serve in more than one capacity as an officer of the Company. Individuals who serve as officers of the Company may but need not be Members or Managers.

                (b)      President. The President shall be the chief executive officer of the Company. Subject to the direction of the Managers, the President shall have general and active charge, control and supervision over the management and direction of the business, property and affairs of the Company and have general responsibility for its day-to-day operations. The President shall preside, when present, at all meetings of the Members and of the Managers. In the absence or disability of the President, or in case of an unfilled vacancy in that office, the Managers may designate a Vice-President or other officer of the Company to perform the duties and exercise the powers of the President.

                (c)     Treasurer. The Treasurer shall have responsibility for the care and custody of the funds and books of account of the Company and shall have and exercise all the powers and duties commonly incident to such office. The Treasurer may endorse for deposit or collection all checks, notes, drafts and instruments for the payment of money, payable to the Company or to its order. He shall cause to be kept accurate books of account of all monies received and paid on account of the Company.

                (d)     Secretary. The Secretary shall keep accurate records of all meetings and actions of the Members and the Managers and shall perform all the duties commonly incident to such office and shall perform such other duties and have such other powers as the Managers shall from time to time designate or as may be otherwise provided for in this Agreement. An Assistant Secretary, upon appointment by the Managers or the President, shall have all the powers of the Secretary except as specifically limited by a vote of the Managers or the President. In the absence of the Secretary and any Assistant Secretary, a Secretary Pro Tempore may be elected or appointed by the Managers or the President to perform the Secretary’s duties.

                (e)     Removal and Resignation. All Officers shall hold office at the pleasure of the Managers and may be removed by a vote of the Managers with or without cause. Any Officer may resign by delivering his written resignation to the Company at its principal office and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

          3.13.      Compensation; Reimbursement for Expenses. Each Manager and Officer shall receive such compensation for his services and benefits as may be approved from time to time by the Managers. In addition, the Managers and Officers shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by them in connection with the performance of their duties for the Company.

          3.14.      Limitation of Liability of Managers and Officers. No Manager or Officer shall be obligated personally for any debt, obligation or liability of the Company or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as Manager or Officer of the Company. No Manager or Officer shall be personally liable to the Company or to its Members for breach of any fiduciary or other duty that does not involve (i) a breach of the duty of loyalty to the Company or its Members, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) a transaction from which the Manager derived an improper personal benefit.

ARTICLE IV - Indemnification

          4.1.      Definitions. For purposes of this Article IV:

          “Manager” includes (i) a person serving as a Manager or an Officer of the Company or in a similar executive capacity appointed by the Managers and exercising rights and duties delegated by the Managers, (ii) a person serving at the request of the Company as a director, Manager, officer, employee or other agent of another organization, and (iii) any person who formerly served in any of the foregoing capacities;

          “expenses” means all expenses, including attorneys’ fees and disbursements, actually and reasonably incurred in defense of a proceeding or in seeking indemnification under this Article, and except for proceedings by or in the right of the Company or alleging that a Manager received an improper personal benefit, any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding; and

          “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a proceeding.

          4.2.      Right to Indemnification. Except as limited by law and subject to the provisions of this Article, the Company shall indemnify each of its Managers against all expenses incurred by them in connection with any proceeding in which a Manager is involved as a result of serving in such capacity, except that no indemnification shall be provided for a Manager regarding any matter as to which it shall be finally determined that such Manager did not act in good faith and in the reasonable belief that its action was in the best interests of the Company. Subject to the foregoing limitations, such indemnification may be provided by the Company with respect to a proceeding in which it is claimed that a Manager received an improper personal benefit by reason of its position, regardless of whether the claim arises out of the Manager’s service in such capacity, except for matters as to which it is finally determined that an improper personal benefit was received by the Manager.

          4.3.      Award of Indemnification. The determination of whether the Company is authorized to indemnify a Manager hereunder and any award of indemnification shall be made in each instance (a) by a majority of the Managers who are not parties to the proceeding in question, (b) by independent legal counsel appointed by the Managers or the Members or (c) by the holders of a majority of the Membership Interests of the Members who are not parties to the proceeding in question.. If indemnification is denied, the applicant may seek an independent determination of its right to indemnification by a court having jurisdiction, and in such event, the applicant shall have the burden of proving that the applicant was eligible for indemnification under this Article. Notwithstanding the foregoing, in the case of a proceeding by or in the right of the Company in which a

Manager is adjudged liable to the Company, indemnification hereunder shall be provided to such Manager only upon a determination by a court having jurisdiction that in view of all the circumstances of the case, such Manager is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

          4.4.      Successful Defense. Notwithstanding any contrary provisions of this Article, if a Manager has been wholly successful on the merits in the defense of any proceeding in which it was involved by reason of its position as Manager or as a result of serving in such capacity (including termination of investigative or other proceedings without a finding of fault on the part of the Manager), the Manager shall be indemnified by the Company against all expenses incurred by the Manager in connection therewith.

          4.5.      Advance Payments. Except as limited by law, expenses incurred by a Manager in defending any proceeding, including a proceeding by or in the right of the Company, shall be paid by the Company to the Manager in advance of final disposition of the proceeding upon receipt of its written undertaking to repay such amount if the Manager is determined pursuant to this Article or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of the Manager to make repayment; provided, however, that no such advance payment of expenses shall be made if it is determined pursuant to Section 4.3 of this Article on the basis of the circumstances known at the time (without further investigation) that the Manager is ineligible for indemnification.

          4.6.      Insurance. The Company shall have power to purchase and maintain insurance on behalf of any Manager, officer, agent or employee against any liability or cost incurred by such person in any such capacity or arising out of its status as such, whether or not the Company would have power to indemnify against such liability or cost.

          4.7.      Heirs and Personal Representatives. The indemnification provided by this Article shall inure to the benefit of the heirs and personal representatives of each Manager.

          4.8.      Non-Exclusivity. The provisions of this Article shall not be construed to limit the power of the Company to indemnify its Managers, Members, officers, employees or agents to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

          4.9.      Amendment. The provisions of this Article may be amended or repealed in accordance with Section 10.4; however, no amendment or repeal of such provisions that adversely affects the rights of a Manager under this Article with respect to its acts or omissions at any time prior to such amendment or repeal shall apply to such Manager without its consent.

          4.10.      Limitation. The indemnification to be provided by the Company hereunder shall be paid only from the assets of the Company, and no Member shall have any personal obligation, or any obligation to make any Contribution, with respect thereto.

ARTICLE V - Conflicts of Interest

          5.1.      Transactions with Interested Persons. Unless entered into in bad faith, no contract or transaction between the Company and one or more of its Managers or Members, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Managers or Members have a financial interest or are directors, partners, Managers or officers, shall be voidable solely for this reason or solely because such Manager or Member was present or participated in the authorization of such contract or transaction if:

                (a)      the material facts as to the relationship or interest of such Manager or Member and as to the contract or transaction were disclosed or known to the other Managers (if any) or Members and the contract or transaction was authorized by the disinterested Managers (if any) or Members; or

                (b)      the contract or transaction was fair to the Company as of the time it was authorized, approved or ratified by the disinterested Managers (if any) or Members;

and no Manager or Member interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the Company, any Manager or Member, or any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

ARTICLE VI - Capital Accounts and Contributions

          6.1.      Capital Accounts.

                (a)     There shall be established on the books of the Company a separate capital account (a "Capital Account") for each Member.

                (b)     The Capital Account of each Member (regardless of the time or manner in which such Member’s interest was acquired) shall be maintained in accordance with the rules of Section 704(b) of the Internal Revenue Code of 1986, as amended, from time to time (the “Code”), and Treasury Regulation Section 1.7041(b)(2)(iv). Adjustments shall be made to the Capital Accounts for distributions and allocations as required by the rules of Section 704(b) of the Code and the Treasury Regulations thereunder.

                (c)     If there is a transfer of all or a part of an interest in the Company by a Member, the Capital Account of the transferor that is attributable to the transferred interest shall carry over to the transferee of such Member.

                (d)     Notwithstanding any other provision contained herein to the contrary, no Member shall be required to restore any negative balance in its Capital Account.

          6.2.      Initial Contributions. Each Member shall make the initial contributions to the capital of the Company (herein “Contributions”) specified on Schedule A. All Contributions shall be paid in cash unless otherwise specified on Schedule A or agreed to by the Members. The value of all noncash Contributions made by Members shall be set forth on Schedule A. No Member shall be entitled to any interest or compensation with respect to its Contribution or any services rendered on behalf of the Company except as specifically provided in this Agreement or approved by the Managers. No Member shall have any liability for the repayment of the Contribution of any other Member and each Member shall look only to the assets of the Company for return of its Contribution.

          6.3.      Additional Contributions. In addition to the initial Contributions, the Managers may determine from time to time that additional Contributions are needed to enable the Company to conduct its business. Upon making such a determination, the Managers shall recommend to the Members that additional Contributions be required. Upon the Members’ approval of the additional Contributions, the Company shall give notice to all Members in writing at least ten business days prior to the date on which such Contribution is due. Such notice shall set forth the amount of additional Contribution needed, the purpose for which the contributions is needed, and the date by which the Members should contribute. Each Member shall contribute a proportionate share of such additional Contribution.

ARTICLE VII - Profits, Losses and Distributions

          7.1.      Profits, Losses and Distributions.

                (a)     All profits and losses arising from the normal course of business operations or otherwise and all cash available for distribution from whatever source, commencing with the date of this Agreement, shall be allocated or distributed to the Members according to their Membership Interests.

                (b)     All profits and losses allocated to the Members shall be credited or charged, as the case may be, to their Capital Accounts. The terms “profits” and “losses” as used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Company and computed in a manner consistent with Treasury Regulation Section 1.7041(b)(2)(iv). Profits and losses for Federal income tax purposes shall be allocated in the same manner as profits and losses for purposes of this Article VII, except as provided in Section 7.3(a).

                (c)     The parties hereto intend that the Company be treated for federal, state and local income tax purposes as disregarded as an entity separate from KeySpan Corporation within the meaning of Treasury Regulation Section 301.7701-3(b)(1)(ii). Accordingly, KeySpan Corporation shall include all items of the Company’s income, gain, deduction and loss in computing its own income.

          7.2.      Distributions Upon Dissolution.

                (a)     Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Company, the remaining assets of the Company (or the proceeds of sales or other dispositions in liquidation of the Company assets, as may be determined by the remaining or surviving Member(s)) shall be distributed to the Members in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Company taxable year.

                (b)      With respect to assets distributed in kind to the Members in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Company immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Members and credited or charged to their Capital Accounts, and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 7.2(b), “unrealized appreciation” or “unrealized depreciation” shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing but subject to Section 7701(g) of the Code, and the Company’s basis in such assets as determined under Treasury Regulation Section 1.704-1(b). This Section 7.2(b) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 7.2(b) or elsewhere in this Agreement is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the Manager with the Consent of the Members.

          7.3.      Special Provisions.

           Notwithstanding the foregoing provisions in this Article VII:

                (a)     Income, gain, loss and deduction with respect to Company property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704(b) and its basis computed for Federal income tax purposes shall be shared among Members so as to take account of the variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.7043.

                (b)     Section 704 of the Code and the Treasury Regulations issued thereunder, including but not limited to the provisions of such regulations addressing qualified income offset provisions, minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference into this Agreement.

          7.4.      Distribution of Assets in Kind. No Member shall have the right to require any distribution of any assets of the Company to be made in cash or in kind. If the Managers determine to distribute assets of the Company in kind, such assets shall be distributed on the basis of their fair market value as determined by the Managers. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Managers, receive separate assets of the Company, and not an interest as tenant-in-common with other Members so entitled in each asset being distributed. Distributions in kind need not be made on a pro-rata basis but may be made on any basis which the Managers determine to be reasonable under the circumstances.

ARTICLE VIII - Transfers of Interests

          8.1.      Transfer of a Member’s Membership Interest. Except as set forth in the first sentence of Section 8.2, no Member may sell, assign, give, pledge, hypothecate, encumber or otherwise transfer, including, without limitation, any assignment or transfer by operation of law or by order of court, such Member’s Membership Interest in the Company or any part thereof, or in all or any part of the assets of the Company, without a prior written consent of a majority of the Managers. The granting or denying of such consent shall be in the Managers’ absolute discretion. The Company shall not be required to recognize any such assignment until the instrument conveying such Membership Interest has been delivered to one of the Managers for recording on Schedule B hereto. Any attempted sale, transfer, assignment, pledge or other disposition in contravention of the provisions of this section shall be void and ineffectual and shall not bind, or be recognized, by the Company.

          8.2.      Death or Incompetence of a Member. If a Member dies, such Member’s executor, administrator, or trustee, or, if he or she is adjudicated incompetent, such Member’s guardian, or, if it is a corporation, trust, limited liability company or partnership and is dissolved, the liquidator, shall automatically become an assignee (the “Assignee”) of the Membership Interest of the deceased, incompetent, or dissolved Member. The Assignee may receive distributions and shall have all the rights of a Member for the purpose of settling or managing such deceased or incompetent Member’s estate, but shall not be a Member and shall not have the power to vote such Member’s Membership Interest. The Assignee shall also have such power as the decedent, incompetent or dissolved entity possessed to: (1) assign all or any part of the Member’s Membership Interest subject to Section 8.1; and (2) to satisfy conditions precedent to the assignment of the Membership Interest set forth in Section 8.1.

          8.3.      Admission of Member; Effect of Transfer.

                (a)     In no event may any person obtaining a Membership Interest in the Company by assignment, transfer, pledge or other means from an existing Member be admitted as a successor Member without the affirmative vote or written consent of all of the existing Members, exclusive in each case of the Member whose Membership Interest is being transferred.

                (b)     If the transferee is admitted as a Member or is already a Member, the Member transferring its Membership Interest shall be relieved of liability with respect to the transferred Membership Interest arising or accruing under this Agreement on or after the effective date of the transfer, unless the transferor affirmatively assumes such liability; provided, however, that the transferor shall not be relieved of any liability for prior distributions and unpaid contributions unless the transferee affirmatively assumes such liabilities.

                (c)     Any person who acquires in any manner a Membership Interest or any part thereof in the Company, whether or not such person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted as a Member, shall be deemed by the acquisition of such Membership Interest to have agreed to be subject to and bound by all of the provisions of this Agreement with respect to such Membership Interest, including without limitation, the provisions hereof with respect to any subsequent transfer of such Membership Interest.

ARTICLE IX - Dissolution, Liquidation and Termination

          9.1.      Dissolution. The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following:

                (a)      the affirmative vote or written consent of the Members;

                (b)      the entry of a decree of judicial dissolution under Section 44 of the Act; or

                (c)      the consolidation or merger of the Company in which it is not the resulting or surviving entity.

          9.2.      Liquidation. Upon dissolution of the Company, the Managers shall act as its liquidating trustees or the Managers may appoint one or more Managers or Members as liquidating trustee. The liquidating trustees shall proceed diligently to liquidate the Company and wind up its affairs and shall distribute the assets of the Company as provided in Section 7.2 hereof. Until final distribution, the liquidating trustees may continue to operate the business and properties of the Company with all of the power and authority of the Managers. As promptly as possible after dissolution and again after final liquidation, the liquidating trustees shall cause an accounting by the accounting firm then serving the Company of the Company’s assets, liabilities, operations and liquidating distributions to be given to the Members.

          9.3.      Certificate of Cancellation. Upon completion of the distribution of Company assets as provided herein, the Company shall be terminated, and the Managers (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Massachusetts under the Act, cancel any other filings made pursuant to Sections 1.1, 1.3 and 1.5 and take such other actions as may be necessary to terminate the existence of the Company.

ARTICLE X - General Provisions

          10.1.      Offset. Whenever the Company is obligated to make a distribution or payment to any Member, any amounts that Member owes the Company may be deducted from said distribution or payment by the Managers.

          10.2.      Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, by commercial overnight courier, by facsimile, by electronic mail or if delivered in hand to Members at their addresses on Schedule A, or such other address as a Member may specify by notice to the Managers and to the Company or the Managers at the address of the principal office of the Company specified in Section 1.3. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          10.3.      Entire Agreement; Binding Effect. This Agreement constitutes the entire agreement of the Members and the Managers relating to the Company and supersedes all prior oral or written agreements or understandings with respect to the Company. This Agreement is binding on and inures to the benefit of the parties and their respective successors, permitted assigns and legal representatives.

          10.4.      Amendment or Modification. Except as specifically provided herein, this Agreement may be amended or modified from time to time only by a written instrument signed by Members holding the percentage Membership Interests required by Section 2.5 hereof, provided, however, that (a) an amendment or modification reducing a Member’s Membership Interest or changing adversely the rights of a Member with respect to distributions, allocations or voting, (other than to reflect the admission of new Members or changes otherwise provided by this Agreement) shall be effective only with that Member’s consent; (b) an amendment or modification increasing any liability of a Member to the Company or its Managers or Members, or adversely affecting the limitation of the liability of a Member with respect to the Company, shall be effective only with that Member’s consent; (c) an amendment or modification reducing the required percentage of Membership Interests for any consent or vote in this Agreement shall be effective only with the consent or vote of Members having the percentage of Membership Interests theretofore required; and (d) an amendment of this Section shall require the consent of all Members.

          10.5.      Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the law of The Commonwealth of Massachusetts, exclusive of its conflictoflaws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

          10.6.      Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Managers.

          10.7.      Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

          10.8.      ThirdParty Beneficiaries. The provisions of this Agreement are not intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, the Company or any of its Members or Managers, except for Members or Managers in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the Company or any Member or Manager.

          10.9.      Interpretation. For the purposes of this Agreement, terms not defined in this Agreement shall be defined as provided in the Act; and all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          10.10.      Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

           IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement under seal as of the date set forth above.

MANAGERS:

_________________________________
Steven L. Zelkowitz

_________________________________
Chester R. Messer

_________________________________
Richard A. Rapp

MEMBERS:

KEYSPAN CORPORATION

By:______________________________
    Name:
    Title:

KSNE, LLC

By:______________________________
    Name:
    Title:

EXHIBIT A-2

KEYSPAN NEW ENGLAND, LLC

Schedule A

MEMBERS

Name and Address           Contribution                  Membership Interest
-----------------          ------------                  -------------------

KeySpan Corporation           $99.00                              99%
One MetroTech Center
Brooklyn, New York  11201
Attn.: General Counsel

KSNE, LLC                     $ 1.00                               1%
One MetroTech Center
Brooklyn, New York  11201
Attn.:  General Counsel

KEYSPAN NEW ENGLAND, LLC

Schedule B

MANAGERS

         Name                                          Address
         ----                                          -------

Steven L. Zelkowitz                             One MetroTech Center
                                                Brooklyn, New York  11201

Richard A. Rapp, Jr.                            One MetroTech Center
                                                Brooklyn, New York  11201

Chester R. Messer                               One Beacon Street
                                                Boston, Massachusetts  02108